Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Record Fourth Quarter Revenue and Earnings

Double-digit Earnings Growth Expected in Fiscal 2006

MEMPHIS, Tenn., June 23, 2005 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.46 per diluted share for the fourth quarter ended May 31, compared to $1.36 per diluted share a year ago.

“Our strong performance is a result of an effective strategy of cross-selling the full portfolio of FedEx services and delivering outstanding customer service,” said Frederick W. Smith, chairman, president and chief executive officer.  “Our strategy is working well and we continue to innovate to bring more value to our customers worldwide. We see continued steady economic growth, both in the U.S. and in international markets, across many sectors.  As we enter fiscal 2006, we are highly optimistic about the business and expect to achieve double-digit earnings growth.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

•  Revenue of $7.72 billion, up 10% from $7.04 billion the previous year

•  Operating income of $740 million, up 8% from $685 million a year ago

•  Operating margin of 9.6%, down from 9.7% the previous year

•  Net income of $448 million, up 9% from last year’s $412 million

Operating margin during the fourth quarter was negatively impacted by costs associated with the start-up of a new westbound around-the-world flight in support of future international growth at FedEx Express.

Total combined average daily package volume at FedEx Express and FedEx Ground grew approximately 6% year over year for the quarter, due to continued growth in international express, ground and U.S. domestic express shipments.

- more -

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

•  Revenue of $29.4 billion, up 19% from $24.7 billion the previous year

•  Operating income of $2.47 billion, up 72% from $1.44 billion a year ago

•  Operating margin of 8.4%, up from 5.8% the previous year

•  Net income of $1.45 billion, up 73% from last year’s $838 million

•  Earnings per share of $4.72, up 71% from $2.76 per share the previous year

Fiscal 2005 revenues included $2.07 billion from FedEx Kinko’s compared to $621 million last year.  FedEx Kinko’s was acquired in late fiscal 2004.  Fiscal 2005 includes a $48 million or $0.10 per diluted share one-time charge related to the Air Transportation Safety and System Stabilization Act, partially offset by a $0.04 per diluted share tax benefit resulting from the passage of the American Jobs Creation Act of 2004.  Fiscal 2004 included $435 million or $0.89 per diluted share of business realignment expenses associated with voluntary early retirement and severance programs and $0.12 per diluted share from tax benefits.

Cash flow provided by operations improved for 2005 as well.  Combined with available cash balances, cash flow from operations was sufficient to fund capital expenditures for business growth and repay approximately $790 million of debt.  Capital spending in fiscal 2005 was $2.2 billion.  In addition, the quarterly dividend was increased $0.01 to $0.08 per share in the most recent dividend declaration.

“During fiscal 2005, we made significant progress in our financial goals of improving margins, operating cash flows and returns for our shareowners,” said Alan B. Graf, Jr., executive vice president and chief financial officer.

Outlook

FedEx expects earnings to be $1.10 to $1.25 per diluted share in the first quarter of fiscal 2006.  This earnings guidance reflects the recent escalation in jet fuel prices which are expected to remain elevated during the quarter.  In addition, the earnings guidance reflects the timing lag associated with the Express fuel surcharge, continued startup expenses related to the westbound around-the-world flight and minimal U.S. domestic base yield growth in the company’s package services due to a competitive pricing environment.

Earnings for the year are expected to be $5.20 to $5.45 per diluted share, with the company benefiting from growth in FedEx International Priority®, FedEx Ground and FedEx Freight shipments and improving operating margins.  Cash flow is expected to improve.

Capital spending for fiscal 2006 is forecast to be approximately $2.5 billion.  Investments in the company’s highest margin service lines will continue as the company adds incremental international routes, deploys new productivity enhancing technologies and broadens the size of its aircraft fleet and sortation capacity to meet future growth.

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

•  Revenue of $5.12 billion, up 9% from last year’s $4.71 billion

•  Operating income of $431 million, up 6% from $407 million a year ago

•  Operating margin of 8.4%, down from 8.6% the previous year

FedEx International Priority (IP) revenue grew 14% for the quarter, as IP revenue per package grew 7%, primarily due to fuel surcharges and favorable exchange rate differences.  IP average daily package volume grew 6%.  U.S. domestic express package revenue increased more than 5%, as yield increased 3% and U.S. domestic average daily package volume grew 2%.  The yield increase was driven by fuel surcharge revenue.

Operating margin during the fourth quarter was negatively impacted by costs associated with the start-up of a new westbound around-the-world flight in support of future international growth at FedEx Express.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

•  Revenue of $1.23 billion, up 17% from last year’s $1.06 billion

•  Operating income of $173 million, up 9% from $159 million a year ago

•  Operating margin of 14.0%, down from 15.1% the previous year

FedEx Ground average daily package volume grew 9% year over year in the fourth quarter.  Yield improved 5% primarily due to the general rate increase, improvement in extra services revenue and the January 2005 reimplementation of a fuel surcharge.

Despite improved field productivity at FedEx Ground, the segment operating margin declined primarily because of losses at FedEx SmartPost and higher year-over-year expenses related to the company’s capacity expansion program.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

•  Revenue of $843 million, up 11% from last year’s $758 million

•  Operating income of $95 million, up 19% from $80 million a year ago

•  Operating margin of 11.3%, up from 10.6% the previous year

Less-than-truckload (LTL) yield improved 11% year over year, reflecting incremental fuel surcharges, growth in interregional freight service and higher rates.  FedEx Freight implemented a 5.6% general rate increase effective May 16, 2005.  Average daily LTL shipments increased 3% year over year.

Operating margin was up compared to the previous year due to LTL yield and volume growth.

FedEx Kinko’s Segment

For the fourth quarter, the FedEx Kinko’s segment reported:

•  Revenue of $553 million, up 6% from last year’s $521 million

•  Operating income of $41 million, up 5% from $39 million a year ago

•  Operating margin of 7.4%, down from 7.5% the previous year

FedEx Kinko’s revenue for the quarter was driven by demand for packaging and shipping services and signs and banners, partially offset by a slight decline in copy product lines.

Operating margin continued to be negatively affected by integration and expansion activities, including costs associated with center rebranding and expansion, the centralization of FedEx Kinko’s corporate office and the launch of packaging and shipping services at its U.S. locations.  Costs associated with expansion and integration activities will continue in fiscal 2006.

With the conversion of 176 former FedEx World Service Center locations to FedEx Kinko’s Ship Centers during the quarter, as well as the continued opening of new domestic and international centers, the company now has approximately 1,440 locations worldwide, up from approximately 1,200 locations a year ago.

Tax Rate

The company’s effective tax rate was approximately 37% for the fourth quarter and full year.  For fiscal 2006, the effective tax rate is expected to be approximately 38%.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $29 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brands.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 250,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter FY2005 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 23, are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, any impacts on our business resulting from the duration and magnitude of the U.S. domestic economic recovery, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2005

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2005	2004	%	2005	2004	%
Revenue:
FedEx Express segment	$5,120	$4,707	9%	$19,485	$17,497	11%
FedEx Ground segment	1,233	1,058	17%	4,680	3,910	20%
FedEx Freight segment	843	758	11%	3,217	2,689	20%
FedEx Kinko’s segment	553	521	6%	2,066	521	NM
Other & eliminations	(34)	(3)	NM	(85)	93	NM
Total Revenue	7,715	7,041	10%	29,363	24,710	19%

Operating Expenses:
Salaries and employee benefits	3,087	2,950	5%	11,963	10,728	12%
Purchased transportation	759	652	16%	2,935	2,407	22%
Rentals and landing fees	586	568	3%	2,314	1,918	21%
Depreciation and amortization	371	365	2%	1,462	1,375	6%
Fuel	672	443	52%	2,317	1,531	51%
Maintenance and repairs	432	409	6%	1,680	1,523	10%
Business realignment costs	—	6	NM	—	435	NM
Other	1,068	963	11%	4,221	3,353	26%
Total Operating Expenses	6,975	6,356	10%	26,892	23,270	16%

Operating Income:
FedEx Express segment	431	407	6%	1,414	629	125%
FedEx Ground segment	173	159	9%	604	522	16%
FedEx Freight segment	95	80	19%	354	244	45%
FedEx Kinko’s segment	41	39	5%	100	39	156%
Other & eliminations	—	—	NM	(1)	6	(117)%
Total Operating Income	740	685	8%	2,471	1,440	72%

Other Income (Expense):
Interest, net	(28)	(40)	(30)%	(139)	(116)	20%
Other, net	(1)	(2)	(50)%	(19)	(5)	NM
Total Other Income (Expense)	(29)	(42)	(31)%	(158)	(121)	31%

Pretax Income	711	643	11%	2,313	1,319	75%

Provision for Income Taxes	263	231	14%	864	481	80%

Net Income	$448	$412	9%	$1,449	$838	73%

Diluted Earnings Per Share	$1.46	$1.36	7%	$4.72	$2.76	71%

Weighted Average Common and Common Equivalent Shares	308	304	1%	307	304	1%

Capital Expenditures	$575	$379	52%	$2,236	$1,271	76%

Average Full-Time Equivalents (FTEs in thousands)	217	207	5%	216	196	10%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2005

(In millions)

(Unaudited)

	Year Ended
	May 31
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$1,039	$1,046
Other current assets	4,230	3,924
Total Current Assets	5,269	4,970

Net Property and Equipment	9,643	9,037

Other Long-Term Assets	5,492	5,127

	$20,404	$19,134

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$369	$750
Other current liabilities	4,365	4,057
Total Current Liabilities	4,734	4,807

Long-Term Debt, Less Current Portion	2,427	2,837

Other Long-Term Liabilities	3,655	3,454

Total Common Stockholders’ Investment	9,588	8,036

	$20,404	$19,134

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2005

(In millions)

(Unaudited)

	Year Ended
	May 31
	2005	2004

Operating Activities:
Net income	$1,449	$838
Noncash charges (credits):
Depreciation and amortization	1,462	1,375
Other, net	200	141
Changes in operating assets and liabilities, net	6	666

Net cash provided by operating activities	3,117	3,020

Investing Activities:
Capital expenditures	(2,236)	(1,271)
Business acquisitions, net of cash acquired	(122)	(2,410)
Proceeds from asset dispositions	12	18
Other, net	(2)	1

Net cash used in investing activities	(2,348)	(3,662)

Financing Activities:
Principal payments on debt	(791)	(319)
Proceeds from short-term borrowings, net	—	1,599
Dividends paid	(84)	(66)
Other, net	99	(64)

Net cash (used in) provided by financing activities	(776)	1,150

Net (decrease) increase in cash and cash equivalents	(7)	508

Cash and cash equivalents at beginning of period	1,046	538
Cash and cash equivalents at end of period	$1,039	$1,046

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$5,120	$4,707	9%	$19,485	$17,497	11%

Operating Expenses:
Salaries and employee benefits	1,981	1,908	4%	7,704	7,403	4%
Purchased transportation	230	190	21%	843	694	21%
Rentals and landing fees	415	389	7%	1,608	1,531	5%
Depreciation and amortization	200	200	—	798	810	(1)%
Fuel	579	384	51%	2,012	1,343	50%
Maintenance and repairs	322	315	2%	1,276	1,193	7%
Business realignment costs	—	5	NM	—	428	NM
Intercompany charges	391	403	(3)%	1,509	1,442	5%
Other	571	506	13%	2,321	2,024	15%
Total Operating Expenses	4,689	4,300	9%	18,071	16,868	7%

Operating Income	$431	$407	6%	$1,414	$629	125%

Operating Margin	8.4%	8.6%		7.3%	3.6%

OPERATING STATISTICS

Operating Weekdays	65	65	—	255	255	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,192	1,182	1%	1,184	1,179	0%
U.S. Overnight Envelope	712	700	2%	680	667	2%
U.S. Deferred	947	902	5%	958	925	4%
Total U.S. Domestic Package	2,851	2,784	2%	2,822	2,771	2%
International Priority	451	426	6%	437	396	10%
Total Average Daily Packages	3,302	3,210	3%	3,259	3,167	3%

Average Daily Freight Pounds (000s):

U.S.	9,012	8,459	7%	8,885	8,519	4%
International	2,051	1,944	6%	1,914	2,093	(9)%
Total Avg Daily Freight Pounds	11,063	10,403	6%	10,799	10,612	2%

YIELD
Revenue Per Package:

U.S. Overnight Box	$20.08	$19.24	4%	$19.77	$18.49	7%
U.S. Overnight Envelope	10.44	10.14	3%	10.37	10.00	4%
U.S. Deferred	11.54	11.52	0%	11.46	10.99	4%
Total U.S. Domestic Package	14.84	14.45	3%	14.69	13.94	5%
International Priority	56.01	52.24	7%	55.07	50.75	9%
Composite Package Yield	$20.46	$19.47	5%	$20.10	$18.55	8%

Revenue Per Freight Pound:

U.S.	$0.83	$0.77	8%	$0.82	$0.74	11%
International	0.80	0.74	8%	0.78	0.74	5%
Composite Freight Yield	$0.83	$0.76	9%	$0.81	$0.74	9%

Average Full-Time Equivalents (000s)	124	120	3%	123	122	1%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$1,233	$1,058	17%	$4,680	$3,910	20%

Operating Expenses:
Salaries and employee benefits	221	193	15%	845	740	14%
Purchased transportation	461	389	19%	1,791	1,465	22%
Rentals	33	26	27%	122	98	24%
Depreciation and amortization	46	40	15%	176	154	14%
Fuel	17	7	143%	48	16	200%
Maintenance and repairs	30	26	15%	110	95	16%
Business realignment costs	—	—	NM	—	1	NM
Intercompany charges	124	120	3%	482	432	12%
Other	128	98	31%	502	387	30%
Total Operating Expenses	1,060	899	18%	4,076	3,388	20%

Operating Income	$173	$159	9%	$604	$522	16%

Operating Margin	14.0%	15.1%		12.9%	13.4%

OPERATING STATISTICS

Operating Weekdays	65	65	—	256	254	1%

Average Daily Package Volume(1) (000s)	2,610	2,387	9%	2,609	2,285	14%
Yield (Revenue Per Package)(1)	$6.91	$6.59	5%	$6.68	$6.48	3%

(1) - Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$843	$758	11%	$3,217	$2,689	20%

Operating Expenses:
Salaries and employee benefits	430	396	9%	1,650	1,427	16%
Purchased transportation	72	75	(4)%	315	254	24%
Rentals and landing fees	23	26	(12)%	99	100	(1)%
Depreciation and amortization	27	23	17%	102	92	11%
Fuel	77	51	51%	257	172	49%
Maintenance and repairs	33	32	3%	128	116	10%
Intercompany charges	7	6	17%	26	21	24%
Other	79	69	14%	286	263	9%
Total Operating Expenses	748	678	10%	2,863	2,445	17%

Operating Income	$95	$80	19%	$354	$244	45%

Operating Margin	11.3%	10.6%		11.0%	9.1%

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—	254	253	0%

LTL Shipments Per Day (000s)	64	62	3%	63	58	9%
Weight Per LTL Shipment (lbs)	1,142	1,146	(0)%	1,132	1,127	0%
LTL Revenue/CWT	$15.82	$14.28	11%	$15.48	$14.23	9%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$553	$521	6%	$2,066	$521	NM

Operating Expenses:
Salaries and employee benefits	189	185	2%	742	185	NM
Rentals	100	115	(13)%	427	115	NM
Depreciation and amortization	38	33	15%	138	33	NM
Maintenance and repairs	19	9	111%	55	9	NM
Intercompany charges	1	—	NM	6	—	NM
Other operating expenses:
Supplies, including paper and toner	73	69	6%	305	69	NM
Other	92	71	30%	293	71	NM
Total Operating Expenses	512	482	6%	1,966	482	NM

Operating Income	$41	$39	5%	$100	$39	NM

Operating Margin	7.4%	7.5%		4.8%	7.5%

Note:      The FedEx Kinko’s segment was formed in the fourth quarter of fiscal 2004.  Results from the date of acquisition through February 29, 2004 are included in ‘Other & eliminations’ on page 7 of this earnings release (approximately $100 million of revenue and $6 million of operating income).